Exhibit 99.1

Arbor Realty Trust Reports Third Quarter 2020 Results and Increases Quarterly Dividend to $0.32 per Share

Company Highlights:

•	Diversified operating platform with a multifamily focus that continues to produce strong core earnings and dividends in all cycles

•	GAAP net income of $0.72 and core earnings of $0.50 per diluted common share[1]
•	Raised cash dividend on common stock to $0.32 per share, our second consecutive increase, representing a 6.7% increase year-to-date
•	Continued strong performance from our residential mortgage banking joint venture generating pretax income of $32.3 million

Agency Business

•	Grew our servicing portfolio to $22.56 billion, a 4.5% increase from 2Q20, and 12.5% year-to-date
•	GSE loan originations of $1.47 billion, a 10.1% increase from 3Q19
•	Segment income of $40.7 million

Structured Business

•	Loan portfolio surpasses $5.00 billion on $291.8 million of loan originations
•	Segment income of $55.2 million

Uniondale, NY, October 30, 2020 -- Arbor Realty Trust, Inc. (NYSE:ABR), today announced financial results for the third quarter ended September 30, 2020. Arbor reported net income for the quarter of $82.0 million, or $0.72 per diluted common share, compared to net income of $34.0 million, or $0.35 per diluted common share for the quarter ended September 30, 2019. Core earnings for the quarter was $67.1 million, or $0.50 per diluted common share, compared to $43.1 million, or $0.37 per diluted common share for the quarter ended September 30, 2019.1

Arbor Realty Trust Reports Third Quarter 2020 Results and Increases Quarterly Dividend to $0.32 per Share

October 30, 2020	Page 2

“These outstanding third quarter results reflect the successful execution of our business strategy and the versatile operating platform we have developed. Arbor continues to be very well positioned to succeed in the current economic climate. Our business model gives us diversified opportunities for growth and has allowed us to outperform in the commercial mortgage REIT space,” said Ivan Kaufman, founder, chairman and CEO of Arbor Realty Trust.

“Our continued momentum and excellent results have once again allowed us to increase our dividend to 32 cents a share – our second consecutive quarterly dividend increase. It is a true testament to the value of our franchise and the many diverse income streams we have created that we are able to succeed in any market cycle.”

Agency Business

Loan Origination Platform

Agency Loan Volume (in thousands)
	Quarter Ended
	September 30, 2020	June 30, 2020
Originations:
Fannie Mae	$1,117,679	$1,140,181
Freddie Mac	252,014	135,720
FHA	100,345	75,533
Private Label	5,840	49,122
Total Originations	$1,475,878	$1,400,556

Total Loan Sales	$1,219,462	$1,992,889

Total Loan Commitments	$1,528,551	$1,206,723

For the quarter ended September 30, 2020, the Agency Business generated revenues (excluding gains and losses on derivative instruments) of $81.8 million, compared to $81.1 million for the second quarter of 2020. Gain on sales, including fee-based services, net was $19.9 million for the quarter, reflecting a margin of 1.63% on loan sales, compared to $26.4 million and 1.32% for the second quarter of 2020. Income from mortgage servicing rights was $42.4 million for the quarter, reflecting a rate of 2.77% as a percentage of loan commitments, compared to $32.4 million and 2.69% for the second quarter of 2020.

At September 30, 2020, loans held-for-sale was $631.1 million which was primarily comprised of unpaid principal balances totaling $617.9 million, with financing associated with these loans totaling $567.6 million.

Arbor Realty Trust Reports Third Quarter 2020 Results and Increases Quarterly Dividend to $0.32 per Share

October 30, 2020	Page 3

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $22.56 billion at September 30, 2020, an increase of 4.5% from June 30, 2020, primarily the result of $1.48 billion of new agency loan originations, net of $490.4 million in portfolio runoff during the quarter. Servicing revenue, net was $13.3 million for the quarter and consisted of servicing revenue of $25.7 million, net of amortization of mortgage servicing rights totaling $12.4 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of September 30, 2020			As of June 30, 2020
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$16,462,041	0.516%	8.4	$15,672,931	0.505%	8.2
Freddie Mac	4,687,197	0.288%	10.4	4,560,382	0.295%	10.6
FHA	685,263	0.171%	20.4	621,487	0.154%	19.6
Private Label	727,063	0.200%	9.4	727,132	0.200%	9.5
Total	$22,561,564	0.448%	9.2	$21,581,932	0.441%	9.1

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”), and includes $33.2 million for the fair value of the guarantee obligation undertaken at September 30, 2020. The Company recorded a $2.5 million reversal of provision for loss sharing associated with current expected credit losses, or “CECL,” for the third quarter of 2020. At September 30, 2020, the Company’s total CECL allowance for loss-sharing obligations was $38.0 million, representing 0.23% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

-	Significant income generated by our residential mortgage banking joint venture

-	Originated 13 loans totaling $291.8 million, and consisted primarily of multifamily bridge loans totaling $235.1 million

-	Payoffs and pay downs on 15 loans totaling $206.0 million

-	Portfolio growth of $124.7 million, or 2.5%

The Company recorded pretax income of $32.3 million from its significant joint venture investment in a residential mortgage banking business as a result of the continued historically low interest rate environment. Pretax income from this investment for the nine months ended September 30, 2020 totaled $56.1 million.

Arbor Realty Trust Reports Third Quarter 2020 Results and Increases Quarterly Dividend to $0.32 per Share

October 30, 2020	Page 4

At September 30, 2020, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $5.10 billion, with a weighted average current interest pay rate of 5.39%, compared to $4.97 billion and 5.57% at June 30, 2020. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 5.93% at September 30, 2020, compared to 6.10% at June 30, 2020.

The average balance of the Company’s loan and investment portfolio during the third quarter of 2020, excluding loan loss reserves, was $4.98 billion with a weighted average yield of 5.98%, compared to $4.81 billion and 6.16% for the second quarter of 2020. The decrease in average yield was primarily due to several factors including an increase in non-performing and modified loans, lower accelerated fees on loan payoffs and lower rates on originations when compared to runoff in the third quarter as compared to the second quarter.

During the third quarter of 2020, the Company recorded a reversal of its provision for loan losses of $6.1 million as a result of its loan review process associated with CECL. At September 30, 2020, the Company’s total allowance for loan losses was $146.7 million. The Company had eight non-performing loans with a carrying value of $62.9 million, before related loan loss reserves of $9.1 million, compared to six loans with a carrying value of $60.5 million, before related loan loss reserves of $16.6 million as of June 30, 2020.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2020 was $4.52 billion with a weighted average interest rate including fees of 3.09% as compared to $4.54 billion and a rate of 3.14% at June 30, 2020. The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2020 was $4.59 billion, as compared to $4.53 billion for the second quarter of 2020. The average cost of borrowings for the third quarter of 2020 was 3.06%, compared to 3.26% for the second quarter of 2020. The decrease in average costs was primarily due to a decrease in LIBOR.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles, financing facilities and unsecured debt. The Company believes it was in compliance with all financial covenants and restrictions as of September 30, 2020 and as of the most recent collateralized securitization vehicle determination dates in October 2020.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.32 per share of common stock for the quarter ended September 30, 2020, representing an increase of 6.7% year-to-date. The dividend is payable on November 30, 2020 to common stockholders of record on November 16, 2020. The ex-dividend date is November 13, 2020.

Arbor Realty Trust Reports Third Quarter 2020 Results and Increases Quarterly Dividend to $0.32 per Share

October 30, 2020	Page 5

The Company also announced today that its Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from September 1, 2020 through November 30, 2020. The dividends are payable on November 30, 2020 to preferred stockholders of record on November 15, 2020. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at http://www.arbor.com in the investor relations section of the Company’s website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 876-9176 for domestic callers and (785) 424-1670 for international callers. Please use participant passcode ABRQ320 when prompted by the operator.

A telephonic replay of the call will be available until November 6, 2020. The replay dial-in numbers are (800) 839-5679 for domestic callers and (402) 220-2566 for international callers.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2019 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Daniel Kontoh-Boateng/James Salierno 646-536-7019/7028 dboateng@theruthgroup.com jsalierno@theruthgroup.com	Media: Bonnie Habyan Chief Marketing Officer 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports Third Quarter 2020 Results and Increases Quarterly Dividend to $0.32 per Share

October 30, 2020	Page 6

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Consolidated Statements of Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Interest income	$81,701	$80,509	$253,307	$233,957
Interest expense	37,888	48,064	129,172	138,213
Net interest income	43,813	32,445	124,135	95,744

Other revenue:
Gain on sales, including fee-based services, net	19,895	21,298	60,566	51,897
Mortgage servicing rights	42,357	29,911	96,708	62,852
Servicing revenue, net	13,348	13,790	40,156	39,954
Property operating income	1,033	2,237	3,976	8,187
Loss on derivative instruments, net	(753)	(5,003)	(58,852)	(6,726)
Other income, net	1,050	325	3,404	1,314
Total other revenue	76,930	62,558	145,958	157,478

Other expenses:
Employee compensation and benefits	32,962	32,861	101,652	93,647
Selling and administrative	9,356	10,882	29,013	31,122
Property operating expenses	1,300	2,563	4,778	7,649
Depreciation and amortization	1,922	1,841	5,830	5,663
Impairment loss on real estate owned	-	-	-	1,000
Provision for loss sharing (net of recoveries)	(2,227)	735	21,706	1,557
Provision for credit losses (net of recoveries)	(7,586)	-	59,510	-
Total other expenses	35,727	48,882	222,489	140,638

Income before extinguishment of debt, sale of real estate, equity affiliates, and income taxes	85,016	46,121	47,604	112,584

Loss on extinguishment of debt	-	-	(3,546)	(128)
Loss on sale of real estate	(1,868)	-	(1,868)	-
Income from equity affiliates	32,358	3,718	56,758	9,133
Provision for income taxes	(17,785)	(6,623)	(15,493)	(10,963)

Net income	97,721	43,216	83,455	110,626

Preferred stock dividends	1,888	1,888	5,665	5,665
Net income attributable to noncontrolling interest	13,836	7,363	11,012	19,429
Net income attributable to common stockholders	$81,997	$33,965	$66,778	$85,532

Basic earnings per common share	$0.72	$0.36	$0.60	$0.95
Diluted earnings per common share	$0.72	$0.35	$0.59	$0.93

Weighted average shares outstanding:
Basic	113,766,446	94,486,839	111,775,436	89,899,074
Diluted	133,997,087	117,468,044	132,401,315	113,033,968

Dividends declared per common share	$0.31	$0.29	$0.91	$0.84

Arbor Realty Trust Reports Third Quarter 2020 Results and Increases Quarterly Dividend to $0.32 per Share

October 30, 2020	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands—except share and per share data)

	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets:
Cash and cash equivalents	$192,204	$299,687
Restricted cash	110,263	210,875
Loans and investments, net (allowance for credit losses: $146,745 and $71,069, respectively)	4,910,872	4,189,960
Loans held-for-sale, net	631,138	861,360
Capitalized mortgage servicing rights, net	335,235	286,420
Securities held-to-maturity, net (allowance for credit losses: $1,628 and $0, respectively)	118,260	88,699
Investments in equity affiliates	82,322	41,800
Real estate owned, net	2,894	13,220
Due from related party	23,814	10,651
Goodwill and other intangible assets	106,716	110,700
Other assets	175,500	125,788
Total assets	$6,689,218	$6,239,160

Liabilities and Equity:
Credit facilities and repurchase agreements	$1,449,940	$1,678,288
Collateralized loan obligations	2,516,032	2,130,121
Debt fund	-	68,629
Senior unsecured notes	662,289	319,799
Convertible senior unsecured notes, net	266,706	284,152
Junior subordinated notes to subsidiary trust issuing preferred securities	141,470	140,949
Due to related party	802	13,100
Due to borrowers	76,304	79,148
Allowance for loss-sharing obligations	71,160	34,648
Other liabilities	181,279	134,299
Total liabilities	5,365,982	4,883,133

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 17,632,371 and 20,369,265 shares issued and outstanding, respectively; 8.25% Series A, $38,788 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500 aggregate liquidation preference; 900,000 shares issued and outstanding	89,472	89,501
Common stock, $0.01 par value: 500,000,000 shares authorized; 115,930,351 and 109,706,214 shares issued and outstanding, respectively	1,159	1,097
Additional paid-in capital	1,222,945	1,154,932
Accumulated deficit	(120,539)	(60,920)
Total Arbor Realty Trust, Inc. stockholders’ equity	1,193,037	1,184,610

Noncontrolling interest	130,199	171,417
Total equity	1,323,236	1,356,027

Total liabilities and equity	$6,689,218	$6,239,160

Arbor Realty Trust Reports Third Quarter 2020 Results and Increases Quarterly Dividend to $0.32 per Share

October 30, 2020	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Statement of Income Segment Information - (Unaudited)

(in thousands)

	Quarter Ended September 30, 2020
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$75,471	$6,230	$-	$81,701
Interest expense	35,252	2,636	-	37,888
Net interest income	40,219	3,594	-	43,813

Other revenue:
Gain on sales, including fee-based services, net	-	19,895	-	19,895
Mortgage servicing rights	-	42,357	-	42,357
Servicing revenue	-	25,764	-	25,764
Amortization of MSRs	-	(12,416)	-	(12,416)
Servicing revenue, net	-	13,348	-	13,348
Property operating income	1,033	-	-	1,033
Gain (loss) on derivative instruments, net	118	(871)	-	(753)
Other income, net	1,052	-	-	1,052
Total other revenue	2,203	74,729	-	76,932

Other expenses:
Employee compensation and benefits	8,874	24,089	-	32,963
Selling and administrative	4,665	4,691	-	9,356
Property operating expenses	1,300	-	-	1,300
Depreciation and amortization	598	1,324	-	1,922
Provision for loss sharing (net of recoveries)	-	(2,227)	-	(2,227)
Provision for credit losses (net of recoveries)	(6,065)	(1,521)	-	(7,586)
Total other expenses	9,372	26,356	-	35,728

Income before sale of real estate, equity affiliates, and income taxes	33,050	51,967	-	85,017

Loss on sale of real estate	(1,868)	-	-	(1,868)
Income from equity affiliates	32,358	-	-	32,358
Provision for income taxes	(6,494)	(11,292)	-	(17,786)

Net income	57,046	40,675	-	97,721

Preferred stock dividends	1,888	-	-	1,888
Net income attributable to noncontrolling interest	-	-	13,836	13,836
Net income (loss) attributable to common stockholders	$55,158	$40,675	$(13,836)	$81,997

(1) Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

Arbor Realty Trust Reports Third Quarter 2020 Results and Increases Quarterly Dividend to $0.32 per Share

October 30, 2020	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Balance Sheet Segment Information - (Unaudited)

(in thousands)

	September 30, 2020
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$103,655	$88,549	$192,204
Restricted cash	103,412	6,851	110,263
Loans and investments, net	4,910,872	-	4,910,872
Loans held-for-sale, net	-	631,138	631,138
Capitalized mortgage servicing rights, net	-	335,235	335,235
Securities held-to-maturity, net	20,000	98,260	118,260
Investments in equity affiliates	82,322	-	82,322
Goodwill and other intangible assets	12,500	94,216	106,716
Other assets	154,509	47,699	202,208
Total assets	$5,387,270	$1,301,948	$6,689,218

Liabilities:
Debt obligations	$4,468,886	$567,551	$5,036,437
Allowance for loss-sharing obligations	-	71,160	71,160
Other liabilities	194,289	64,096	258,385
Total liabilities	$4,663,175	$702,807	$5,365,982

Arbor Realty Trust Reports Third Quarter 2020 Results and Increases Quarterly Dividend to $0.32 per Share

October 30, 2020	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)

Reconciliation of Core Earnings to GAAP Net Income (Loss)

($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to common stockholders	$81,997	$33,965	$66,778	$85,532

Adjustments:
Net income attributable to noncontrolling interest	13,836	7,363	11,012	19,429
Income from mortgage servicing rights	(42,357)	(29,911)	(96,708)	(62,852)
Deferred tax provision (benefit)	3,853	2,223	(5,172)	(1,026)
Amortization and write-offs of MSRs	15,456	18,904	48,739	52,558
Depreciation and amortization	2,867	2,789	8,731	8,504
Loss on extinguishment of debt	-	-	3,546	128
Provision for credit losses, net	(11,137)	431	79,144	1,021
Loss on derivative instruments, net	753	5,003	44,113	6,726
Stock-based compensation	1,854	2,316	7,286	7,574

Core earnings (1)	$67,122	$43,083	$167,469	$117,594

Diluted core earnings per share (1)	$0.50	$0.37	$1.26	$1.04

Diluted weighted average shares outstanding (1)	133,997,087	117,468,044	132,401,315	113,033,968

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

Beginning in the first quarter of 2020, the Company is presenting core earnings as its non-GAAP financial measure in replacement of adjusted funds from operations ("AFFO"). Core earnings is comparable to our previous AFFO metric, revised to exclude provisions for credit losses (including CECL) related to our structured loan portfolio, securities held-to-maturity and loss-sharing obligations related to the Fannie Mae program. The Company is presenting core earnings because management believes it is important supplemental measure of the Company’s operating performance and is frequently used by peers, analysts, investors and other parties in the evaluation of REITs. Prior period amounts presented above have been conformed to reflect this change.

The Company defines core earnings as net income (loss) attributable to common stockholders (computed in accordance with GAAP) adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from mortgage servicing rights ("MSRs"), amortization and write-offs of MSRs, gains and losses on derivative instruments primarily associated with private label loans that have not yet been sold and securitized, the tax impact on cumulative gains or losses on derivative instruments associated with private label loans that were sold during the periods presented, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax (benefit) provision, CECL provisions for credit losses (excluding specifically reserved provisions for loss-sharing) and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and one-time gains or losses on the early extinguishment of debt.

Core earnings is not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions.  The Company’s calculation of core earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.